 Exhibit 99.1

AutoWeb Reports Third Quarter 2019 Results

TAMPA, FL. – November 7, 2019 – AutoWeb, Inc. (Nasdaq: AUTO), a robust digital marketing platform providing digital advertising solutions for automotive dealers and OEMs, is reporting financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Summary

●
Total revenues were $28.6 million compared to $27.1 million in Q2’19 and $31.7 million in Q3’18.
●
Advertising revenues were $6.0 million compared to $5.4 million in Q2’19 and $6.6 million in Q3’18.
●
Gross margin increased to 20.7% compared to 19.8% in Q2’19 and (11.3)% in Q3’18.
●
Net loss was $1.7 million or $(0.13) per share, compared to a net loss of $5.0 million or $(0.38) per share in Q2’19 and a net loss of $18.0 million or $(1.41) per share in Q3’18.
●
Adjusted EBITDA was $0.8 million compared to $(2.1) million in Q2’19 and $(1.9) million in Q3’18.

Third Quarter 2019 Key Operating Metrics1

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Lead traffic was 31.7 million visits compared to 33.1 million in Q2’19 and 36.1 million in Q3’18.2
●
Lead volume was 1.8 million compared to 1.8 million in Q2’19 and 1.9 million in Q3’18.3
●
Retail dealer count was 2,414 compared to 2,510 in Q2’19 and 2,577 in Q3’18.4
●
Retail lead capacity was 143,000 lead targets compared to 142,000 in Q2’19 and 146,000 in Q3’18.5
●
Click traffic was 13.0 million visits compared to 13.2 million in Q2’19 and 13.8 million in Q3’18. 6
●
Click volume was 5.9 million clicks compared to 5.3 million in Q2’19 and 5.4 million in Q3’18.7
●
Net revenue per click was $0.76 compared to $0.75 in Q2’19 and $0.84 in Q3’18.8
__________________

1 Certain website properties have been added and removed from tracking metrics as AutoWeb continues to refine its website portfolio and its approach to tagging. These changes have been made to the prior periods for lead traffic, click traffic, and click volume as well for comparative purposes.
2 Lead traffic = total visits to AutoWeb’s owned lead websites.
3 Lead volume = total new and used vehicle leads invoiced to retail and wholesale customers.
4 Retail dealer count = the number of franchised dealers contracted for delivery of retail new vehicle leads plus the number of vehicle dealers (franchised or independent) contracted for delivery of retail used vehicle leads.
5 Retail lead capacity = the number of new and used vehicle leads contracted for by new or used retail vehicle dealers that the dealers wish to receive each month (i.e., “targets”) at the end of the applicable quarter.
6 Click traffic = total visits to AutoWeb’s owned click referral websites.
7 Click Volume = the number of times during the applicable quarter that consumers clicked on advertisements on AutoWeb’s owned click referral websites.
8 Net revenue per click = total click revenue divided by click volume for owned & affiliated sites.

Management Commentary
“During the third quarter, we made considerable progress in returning AutoWeb to consistent growth and profitability,” said Jared Rowe, CEO of AutoWeb. “This was our fourth consecutive quarter of sequential gross margin expansion, reflecting the benefits of our improved operating model. Overall, we are now more efficient with both the traffic that we are generating as well as our productivity with clients, which is evident across several key operating metrics.

“Although we have done well implementing operating efficiencies and cost reductions, we are behind where we would like to be in terms of revenue growth. As we have previously stated, we continue to focus on evolving our go-to-market approach as we must serve as a strategic partner to our clients and sell value to retail dealers, not merely products and services as a vendor. We are in the process of better aligning with this philosophy.

“As we look to 2020, we plan to continue running a lean and efficient organization. We have dramatically improved our fixed cost structure, and have implemented the teams and processes to manage our variable expenses effectively through improved traffic acquisition, conversion and sales channel mix. Our foundation is much stronger today than it was even six months ago as our various initiatives are bearing fruit, and we look forward to executing our turnaround as we return AutoWeb to consistent growth and profitability.”

Third Quarter 2019 Financial Results
Total revenues in the third quarter of 2019 were $28.6 million compared to $31.7 million in the year-ago quarter, with advertising revenues of $6.0 million compared to $6.6 million in the year-ago quarter. The decline in total revenues was primarily due to a decrease in lead and click pricing, and lower lead volume. This was partially offset by improved conversion of both lead and click traffic.

Gross profit in the third quarter increased to $5.9 million compared to a loss of $(3.6) million in the year-ago quarter. The third quarter of 2018 included a one-time impairment charge of $9.0 million related to the write down of the company’s DealerX platform license.

Total operating expenses in the third quarter improved to $7.8 million compared to $14.4 million in the year-ago quarter. During the third quarter of 2018, the company had one-time severance costs and a one-time long-lived asset impairment charge totaling $3.1 million.

Net loss in the third quarter of 2019 improved to $1.7 million or $(0.13) per share, compared to a net loss of $18.0 million or $(1.41) per share in the year-ago quarter. The 2018 period included the one-time impairments and severance costs noted above.

Adjusted EBITDA improved to $0.8 million compared to $(1.9) million in the third quarter of 2018 (See “Note about Non-GAAP Financial Measures” below for further discussion).

At September 30, 2019, cash, cash equivalents and restricted cash totaled $6.1 million compared to $6.4 million at June 30, 2019 and $13.6 million at December 31, 2018. The decrease from the end of 2018 was driven by operating losses and the funding of capital expenditures in the first half of 2019. AutoWeb had an outstanding balance of $1.0 million on its $25 million revolving credit facility at September 30, 2019.

Conference Call
AutoWeb will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter results, followed by a question-and-answer session.

Date: Thursday, November 7, 2019
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925
Conference ID: 1499526

Please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 14, 2019. The call will also be archived in the Investors section of AutoWeb’s website for one year.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 1499526

Tax Benefit Preservation Plan
At December 31, 2018, the company had approximately $87.6 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. AutoWeb reminds stockholders about its Tax Benefit Preservation Plan dated May 26, 2010, as amended on April 14, 2014 and April 13, 2017 (as amended, the “Plan”) between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company’s board of directors to preserve the company’s NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company’s 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company’s outstanding common stock and could result in substantial dilution of the acquirer’s percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company’s NOLs.

As of September 30, 2019, there were 13,146,831 shares of the company’s common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit investor.autoweb.com/tax.cfm.

About AutoWeb, Inc.
AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts by accessing the online registration form at investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures
AutoWeb has disclosed Adjusted EBITDA in this press release, which is a non-GAAP financial measure as defined by SEC Regulation G. The company defines Adjusted EBITDA as net loss before interest, taxes, depreciation, amortization, non-cash stock-based compensation, non-cash gains or losses, and other extraordinary items. A table providing a reconciliation of Adjusted EBITDA is included at the end of this press release.

The company’s management believes that presenting Adjusted EBITDA provides useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, as well as providing for more consistent period-over-period comparisons. This non-GAAP measure assists management in its operational and financial decision-making and monitoring the company’s performance. In addition, we use Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure.

Forward-Looking Statements Disclaimer
The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) as the company looks to 2020, the company plans to continue running a lean and efficient organization; and (ii) the company looks forward to executing its turnaround and return to consistent growth and profitability, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Company Contact
J.P. Hannan
Chief Financial Officer
1-949-437-4651
jp.hannan@autoweb.com

Investor Relations Contact:
Sean Mansouri, CFA or Cody Slach
Gateway Investor Relations
1-949-574-3860
AUTO@gatewayir.com

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$1,092	$13,600
Restricted cash	5,038	-
Accounts receivable, net of allowances for bad debts and customer credits
of $539 and $566 at September 30, 2019 and December 31, 2018, respectively	22,647	26,898
Prepaid expenses and other current assets	1,409	1,245
Total current assets	30,186	41,743
Property and equipment, net	3,377	3,181
Right-of-use assets	2,919	-
Intangibles assets, net	7,964	11,976
Other assets	796	516
Total assets	$45,242	$57,416

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,224	$17,572
Accrued employee-related benefits	1,196	3,125
Other accrued expenses and other current liabilities	2,092	2,204
Current portion of lease liabilities	1,398	-
Current convertible note payable	-	1,000
Total current liabilities	18,910	23,901

Borrowings under revolving credit facility	1,036	-
Lease liabilities, net of current portion	1,663	-
Total liabilities	21,609	23,901

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, none issued and outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized;
13,146,831 and 12,960,450 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	13	13
Additional paid-in capital	363,388	361,218
Accumulated deficit	(339,768)	(327,716)
Total stockholders' equity	23,633	33,515
Total liabilities, minority interest and stockholders' equity	$45,242	$57,416

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Lead generation	$22,564	$24,986	$69,953	$71,277
Digital advertising	5,968	6,606	17,278	21,643
Other	20	103	67	416
Total revenues	28,552	31,695	87,298	93,336
Cost of revenues	22,645	26,278	70,249	74,702
Cost of revenues-impairment	-	9,014	-	9,014
Gross profit	5,907	(3,597)	17,049	9,620

Operating Expenses
Sales and marketing	2,632	3,333	8,450	10,096
Technology support	1,819	4,303	6,797	10,653
General and administrative	2,112	3,639	10,429	11,980
Depreciation and amortization	1,200	1,172	3,640	3,495
Goodwill impairment	-	-	-	5,133
Long-lived asset impairment	-	1,968	-	1,968
Total operating expenses	7,763	14,415	29,316	43,325
Operating loss	(1,856)	(18,012)	(12,267)	(33,705)
Interest and other income (expense), net	117	(24)	220	178
Loss before income tax provision	(1,739)	(18,036)	(12,047)	(33,527)
Income taxes provision	-	-	5	4
Net loss and comprehensive loss	$(1,739)	$(18,036)	$(12,052)	$(33,531)

Basic and diluted loss per share:
Basic loss per common share	$(0.13)	$(1.41)	$(0.92)	$(2.64)
Diluted loss per common share	$(0.13)	$(1.41)	$(0.92)	$(2.64)

Shares used in computing net loss per share:
Basic	13,114	12,787	13,051	12,711
Diluted	13,114	12,787	13,051	12,711

AUTOWEB, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(12,052)	$(33,531)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	5,256	6,534
Goodwill impairment	-	5,133
Intangible asset impairment	-	9,014
Provision for bad debt	198	216
Provision for customer credits	113	177
Share-based compensation	1,762	4,365
Right-of-use assets	1,306	-
Lease Liabilities	(1,309)	-
Gain on sale of investment	(250)	(25)
Long-lived asset impairment	-	1,968
Change in deferred tax asset	-	692
Changes in assets and liabilities
Accounts receivable	3,940	251
Prepaid expenses and other current assets	(164)	532
Other non-current assets	(280)	(615)
Accounts payable	(3,348)	3,860
Accrued expenses and other current liabilities	(2,006)	686
Net cash (used in) provided by operating activities	(6,834)	(743)
Cash flows from investing activities:
Purchases of property and equipment	(1,330)	(828)
Purchase of intangible asset	-	-
Proceeds from sale of investment	250	125
Change in short-term investment	-	-
Net cash (used in) provided by investing activities	(1,080)	(703)
Cash flows from financing activities:
Proceeds from issuance of common stock	-	200
Borrowings under revolving credit facility	46,740	-
Principal payments under revolving credit facility	(45,704)	(8,000)
Payments on convertible note	(1,000)	-
Proceeds from exercise of stock options	408	77
Proceeds from receipt of exercise of warrant	-	-
Issuance of preferred shares	-	-
Repurchases of comon stock	-	-
Payment of contingent payment	-	-
Net cash (used in) provided by financing activities	444	(7,723)
Net decrease in cash and cash equivalents and restricted cash	(7,470)	(9,169)
Cash and cash equivalents and restricted cash at beginning of period	13,600	24,993
Cash and cash equivalents and restricted cash at end of period	$6,130	$15,824

RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents at beginning of period	$13,600	$24,993
Restricted cash at beginning of period	-	-
Cash and cash equivalents and restricted cash at beginning of period	$13,600	$24,993

Cash and cash equivalents at end of period	$1,092	$15,824
Restricted cash at end of period	$5,038	-
Cash and cash equivalents and restricted cash at end of period	$6,130	$15,824

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$1	$-
Cash refunds for income taxes	$124	$-
Cash paid for interest	$101	$103

AUTOWEB, INC.
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended		Three Months Ended		Three Months Ended		Nine Months Ended
	March 31, 2019	March 31, 2018	June 30, 2019	June 30, 2018	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Net loss	$(5,360)	$(10,279)	$(4,953)	$(5,217)	$(1,739)	$(18,036)	$(12,052)	$(33,531)

Depreciation and amortization	1,787	2,179	1,723	2,181	1,747	2,174	5,257	6,534
Interest income	(6)	(6)	(20)	(7)	(22)	(7)	(48)	(20)
Interest expense	5	88	56	15	231	18	292	121
Federal, state and local taxes	-	4	5	-	50	65	55	69
EBITDA	(3,574)	(8,014)	(3,189)	(3,028)	267	(15,786)	(6,496)	(26,827)

Non-cash stock compensation expense	551	1,626	560	942	651	1,796	1,762	4,364
Gain/loss on sale of asset	-	-	-	-	(11)	-	(11)	-
Gain/loss on investment	-	-	-	(125)	(250)	100	(250)	(25)
Asset Impairment	-	-	-	-	-	10,983	-	10,983
Goodwill impairment	-	5,133	-	-	-	-	-	5,133
Personnel Restructuring	-	950	496	15	185	1,003	681	1,968
Adjusted EBITDA	$(3,023)	$(305)	$(2,133)	$(2,196)	$842	$(1,904)	$(4,314)	$(4,404)